UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 3, 2013 (August 30, 2013)

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-36007	46-2519850
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Wisconsin Avenue, Suite 1900
Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 978-6494

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under ☐ the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under ☐ the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 30, 2013, Physicians Realty Trust (the “Company”), through its operating partnership, Physicians Realty L.P. (the “Operating Partnership”), entered into an Assignment and Assumption of Agreement of Sale and Purchase (the “Agreement”) with Foundation Surgical Hospital Affiliates, L.L.C., a Nevada limited liability company (the “Assignor”), to assume the all of the rights, title, interests and obligations to a certain Agreement of Sale and Purchase to which the Assignor is a party, for the acquisition of an approximately 40,000 square foot medical office building and an approximately 77,000 square foot, 40-bed post-acute care specialty hospital (the “Facility”), located in El Paso, Texas in exchange for the payment by the Operating Partnership of approximately $40 million.  The Operating Partnership also entered into an Agreement in Connection with the Assignment and Assumption of Agreement of Sale and Purchase with Foundation Surgical Hospital Affiliates, L.L.C. that provides for certain agreements and covenants in connection with the Agreement and assumption of the Agreement of Purchase and Sale, including (i) a right of first refusal for the Company to purchase certain excess land adjacent to the Facility and (ii) an option for Foundation Surgical Hospital Affiliates, L.L.C., and its affiliated physicians, to purchase a 49% interest in the Operating Partnership’s subsidiary that will own the Facility.

The surgical hospital portion of the Facility will be leased to East El Paso Physician’s Medical Center, LLC, d/b/a Foundation Surgical Hospital of El Paso, until 2028, with annual rent escalations of 3%.  The medical office building portion of the Facility will be leased to East El Paso Physician’s Medical Center, LLC until 2018, with annual rent escalations of 3%.  East El Paso Physician’s Medical Center, LLC’s obligations under the lease are guaranteed by Foundation Surgical Hospital Holdings, L.L.C., a wholly owned subsidiary of Graymark Healthcare, Inc. (OTCQB: GRMH) and physicians who own an interest in the East El Paso Physician’s Medical Center, L.L.C. The Company expects to fund the purchase price for the property with proceeds from the Company’s recently completed initial public offering.

The material terms of the Agreement of Sale and Purchase, to which the Operating Partnership is assuming, provided for (i) a due diligence period ended on August 30, 2013 and (ii) a closing date to occur on August 30, 2013, provided the buyer has the right to extend the closing date for up to (30) calendar days upon written notice to the seller.  The Operating Partnership’s acquisition of the Facility pursuant to the agreements described above closed on August 30, 2013.

A copy of the press release announcing the transactions is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statement and Exhibits.

(a) Financial Statements of Property Acquired

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d) Exhibit 99.1 is attached to this 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS REALTY TRUST

September 3, 2013	By:	/s/ John T. Thomas
		Name:	John T. Thomas
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release, dated September 3, 2013, issued by Physicians Realty Trust